EXHIBIT 99.1
CERTIFICATE OF DISSOLUTION
OF
NATIONAL ENERGY GROUP, INC.
          National Energy Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:
     1. The name of the Corporation is National Energy Group, Inc.
     2. The dissolution of the Corporation was duly authorized on March 14, 2008.
     3. The dissolution of the Corporation was duly authorized by the Board of Directors and stockholders of the Corporation in accordance with subsections (a) and (b) of Section 275 of the General Corporation Law of the State of Delaware.
     4. The following is a list of the names and addresses of the directors and officers of the Corporation:

Name	Position	Address
Bob G. Alexander	Chairman of the Board,	4925 Greenville Avenue, Suite 1352
	President, Chief Executive	Dallas, TX 75206
Officer and Secretary

Andrew R. Skobe	Chief Financial Officer	767 Fifth Avenue
New York, NY 10153

Grace Bricker	Vice President—Administration	4925 Greenville Avenue, Suite 1352
Dallas, TX 75206

Vincent Intrieri	Director	767 Fifth Avenue
New York, NY 10153

Robert H. Kite	Director	4600 E. Pebble Ridge Rd.
Paradise Valley, AZ 85253

Robert J. Mitchell	Director	1100 Avalon Square, Apt. 1402
Glen Cove, NY 11542

Jack G. Wasserman	Director	510 E. 86th Street, Apt. 21B
New York, NY 10028
     5. As set forth in the Plan of Complete Dissolution and Liquidation of National Energy Group, Inc. (the “Plan”), authorized by the stockholders of the Corporation as set forth above, (i) the distributions to the Corporation’s stockholders pursuant to the Plan shall be in complete cancellation of all of the outstanding shares of the Corporation’s Common Stock, and

(ii) from and after the Certificate Effective Date (as defined below), and subject to all applicable law, the Corporation’s Common Stock will be treated as no longer being outstanding and each holder of the Corporation’s Common Stock shall cease to have any rights in respect thereof, except the right to receive distributions pursuant to and in accordance with such Plan.
     6. This Certificate of Dissolution shall become effective, if accepted for filing by the Delaware Secretary of State, as of 5:00 p.m., Eastern Time, on its filing date (“Certificate Effective Date”).
[Signature Page Follows]

     IN WITNESS THEREOF, the undersigned has executed this Certificate on this 25th day of March, 2008, to become effective as of the Certificate Effective Date.

NATIONAL ENERGY GROUP, INC.
By:	/s/ Grace Bricker
Grace Bricker
Vice President - Administration